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                                     EXHIBIT
                                   ITEM 23(J)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement (Form N-1A), and related Statement of Additional Information and to the inclusion of our report dated February 13, 1998 to the Shareholders and Board of Directors/Trustees of Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust.

                                            /s/ Tait, Weller & Baker
                                            --------------------------------
                                            Tait, Weller & Baker

Philadelphia, Pennsylvania
April 20, 1999